Section 19(a) Notice

January 9, 2015 – Virtus Global Multi-Sector Income Fund (NYSE: VGI) declared a distribution of $0.130 per share to shareholders of record at the close of business on December 31, 2014, payable January 9, 2015. The Fund estimates that 79 percent of the distribution is attributable to net investment income and 21 percent to long term capital gains which represents approximately $0.028 per share. All amounts are based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Any portion of the Fund’s distribution that is a return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”.

Please note, the amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal tax purposes.

For more information on the Virtus Global Multi-Sector Income Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the closed end fund section on the web at www.virtus.com.

Cusip: 92829B101

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Section 19(a) Notice

February 20, 2015 – Virtus Global Multi-Sector Income Fund (NYSE: VGI) declared a distribution of $0.130 per share to shareholders of record at the close of business on February 12, 2015, payable February 20, 2015. The Fund estimates that 60 percent of the distribution is attributable to net investment income, 19 percent to short-term capital gains which represents approximately $0.024 per share, and 21 percent to return of capital which represents approximately $0.028 per share. All amounts are based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Any portion of the Fund’s distribution that is a return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income”.

Please note, the amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal tax purposes.

For more information on the Virtus Global Multi-Sector Income Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the closed end fund section on the web at www.virtus.com.

Cusip: 92829B101

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NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information:
Shareholder Services
(866) 270-7788
closedendfunds@virtus.com

Virtus Global Multi-Sector Income Fund Institutes Managed Distribution Plan,

Announces 20 Percent Increase in Distribution Rate, Declares Distributions

Hartford, CT, March 4, 2015 – Virtus Global Multi-Sector Income Fund (NYSE: VGI), a diversified closed-end fund, today announced that it will institute a managed distribution plan and, with the adoption of the plan, will increase its monthly distribution rate by 20 percent from the previous month’s distribution. The fund is undertaking these actions to enhance shareholder value by both providing a more attractive distribution rate and furthering its efforts to reduce the current discount to which its shares trade relative to their net asset value (“NAV”).

The fund’s adoption of the managed distribution plan and its increased distribution rate are attributable, in part, to the implementation of the fund’s option overlay strategy that was adopted in 2014. Newfleet Asset Management, the subadviser to VGI, utilizes an option overlay strategy that purchases and sells puts and calls with the objective of monetizing the volatility inherent in the equity market.

Under the terms of the fund’s managed distribution policy, the fund will seek to maintain a consistent distribution level that may be paid in part or in full from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital. A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the fund.

The fund announced the following monthly distributions:

Amount of Distribution	Ex-Date	Record Date	Payable Date
$0.156	April 9, 2015	April 13, 2015	April 20, 2015
$0.156	May 7, 2015	May 11, 2015	May 18, 2015
$0.156	June 9, 2015	June 11, 2015	June 18, 2015

Virtus Global Multi-Sector Income Fund - 2

The fund provided this estimate of the sources of the distributions:

Distribution Estimates	February 2015 (MTD)		Year-to-date (YTD)(1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.097	74.2%	$0.175	67.1%
Net Realized Short-Term Capital Gains	—	0.0%	0.024	9.3%
Net Realized Long-Term Capital Gains	0.013	10.1%	0.013	5.1%
Return of Capital (or other Capital Source)	0.020	15.7%	0.048	18.5%
Total Distribution	$0.130	100.0%	$0.260	100.0%

(1)	YTD February 2, 2015 to January 11, 2016. (The distribution paid on January 9, 2015 was reportable for tax on Form 1099 in 2014.)

The amounts and sources of distributions reported in this notice are estimates only and are not being provided for tax reporting purposes. The actual amounts and sources of the distributions will depend on the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send shareholders a Form 1099-DIV for the calendar year that will tell shareholders what distributions to report for federal income tax purposes.

Information regarding the fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the fund’s NAV and not the market price of the fund’s shares. Performance figures are not meant to represent individual shareholder performance.

As of February 27, 2015
Average Annual Total Return on NAV since inception (2)	7.60%
Current Fiscal YTD Annualized Distribution Rate (3)	8.56%
YTD Cumulative Total Return on NAV (4)	3.70%
YTD Cumulative Distribution Rate (5)	1.43%

(2)	Average Annual Total Return on NAV is the annual compound return from the commencement of the fund’s operations on February 23, 2012. It reflects the change in the fund’s NAV and reinvestment of all distributions.
(3)	Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the fund’s NAV at month end.
(4)	YTD Cumulative Total Return on NAV is the percentage change in the fund’s NAV from the first day of the year to this month end, including distributions paid and assuming reinvestment of those distributions.
(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from the first day of the year to this month end as a percentage of the fund’s NAV at month end.

About the fund

The Virtus Global Multi-Sector Income Fund seeks to maximize current income while preserving capital by giving investors an opportunity to benefit from broadly diversified holdings across the major domestic and international fixed-income sectors. It is managed by Newfleet Asset Management, LLC, an affiliated manager of Virtus Investment Partners, Inc. that specializes in multi-sector fixed income investing. For more information on the fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the closed end fund section on the web at www.virtus.com.

Virtus Global Multi-Sector Income Fund - 3

An investment in the fund is subject to risk. The fund’s shares may be worth less than what an investor paid for them when they are sold. The options strategy may not be successful in its objective of increasing distributable income while limiting the risk of loss and could result in increased losses for investors.

About Newfleet Asset Management

Newfleet Asset Management, an affiliated manager of Virtus Investment Partners, provides comprehensive fixed income portfolio management in multiple strategies. The Newfleet Multi-Sector Strategies team that manages the Virtus Global Multi-Sector Income Fund leverages the knowledge and skill of investment professionals with expertise in every sector of the bond market, including evolving, specialized, and out-of-favor sectors. The team employs active sector rotation and disciplined risk management to portfolio construction, avoiding interest rate bets and remaining duration neutral to each strategy’s stated benchmark.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. For more information visit www.virtus.com.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms. Forward-looking statements are based on a series of expectations, assumptions and projections; are not guarantees of future results or performance; and may involve risks and uncertainty. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. You are urged to carefully consider all such factors.

NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information: Shareholder Services
(866) 270-7788 closedendfunds@virtus.com

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND DISCLOSES

SOURCES OF DISTRIBUTION – SECTION 19(a) NOTICE

Hartford, CT, April 20, 2015 – Virtus Global Multi-Sector Income Fund (NYSE: VGI) declared a distribution of $0.156 per share to shareholders of record at the close of business on April 13, 2015 (ex-date April 9, 2015).

The following table sets forth the estimated amounts of the current distribution, payable April 20, 2015, and the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	March 2015 (MTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.087	55.5%	$0.261	62.8%
Net Realized Short-Term Capital Gains	—	0.0%	0.024	5.8%
Net Realized Long-Term Capital Gains	—	0.0%	—	0.0%
Return of Capital (or other Capital Source)	0.069	44.5%	0.131	31.4%
Total Distribution	$0.156	100.0%	$0.416	100.0%

(1)	YTD February 2, 2015 to January 11, 2016. (The distribution paid on January 9, 2015 was reportable for tax on Form 1099 in 2014)

March 31, 2015
Average Annual Total Return on NAV for the for the period ended this month (2)	7.42%
Current Fiscal YTD Annualized Distribution Rate (3)	8.61%
Average YTD Cumulative Total Return on NAV (4)	3.82%
YTD Cumulative Distribution Rate (5)	2.15%

(2)	Average Annual Total Return on NAV is the annual compound return from the commencement of the Fund’s operations on February 23, 2012. It reflects the change in the Fund’s NAV and reinvestment of all distributions.

(3)	Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV at month end.
(4)	YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the year to this month end, including distributions paid and assuming reinvestment of those distributions.
(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from the first day of the year to this month end as a percentage of the Fund’s NAV at month end.

Under the terms of the Fund’s Managed Distribution Plan, the Fund seeks to maintain a consistent distribution level that may be paid in part or in full from net investment income, realized capital gains, and a return of capital, or a combination thereof. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan. The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal tax purposes.

For more information on the Virtus Global Multi-Sector Income Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the closed end fund section on the web at www.virtus.com.

Cusip: 92829B101

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NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information: Shareholder Services
(866) 270-7788 closedendfunds@virtus.com

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND DISCLOSES

SOURCES OF DISTRIBUTION – SECTION 19(a) NOTICE

Hartford, CT, May 18, 2015 – Virtus Global Multi-Sector Income Fund (NYSE: VGI) declared a distribution of $0.156 per share to shareholders of record at the close of business on May 11, 2015 (ex-date May 7, 2015).

The following table sets forth the estimated amounts of the current distribution, payable May 18, 2015, and the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	April 2015 (MTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.082	52.6%	$0.343	60.0%
Net Realized Short-Term Capital Gains	—	0.0%	0.024	4.2%
Net Realized Long-Term Capital Gains	—	0.0%	—	0.0%
Return of Capital (or other Capital Source)	0.074	47.4%	0.205	35.8%
Total Distribution	$0.156	100.0%	$0.572	100.0%

(1)	YTD February 2, 2015 to January 11, 2016. (The distribution paid on January 9, 2015 was reportable for tax on Form 1099 in 2014)

April 30, 2015
Average Annual Total Return on NAV for the period ended this month (2)	8.18%
Current Fiscal YTD Annualized Distribution Rate (3)	8.87%
Average YTD Cumulative Total Return on NAV (4)	6.80%
YTD Cumulative Distribution Rate (5)	2.96%

(2)	Average Annual Total Return on NAV is the annual compound return from the commencement of the Fund’s operations on February 23, 2012. It reflects the change in the Fund’s NAV and reinvestment of all distributions.

(3)	Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV at month end.
(4)	YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the year to this month end, including distributions paid and assuming reinvestment of those distributions.
(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from the first day of the year to this month end as a percentage of the Fund’s NAV at month end.

Under the terms of the Fund’s Managed Distribution Plan, the Fund seeks to maintain a consistent distribution level that may be paid in part or in full from net investment income, realized capital gains, and a return of capital, or a combination thereof. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan. The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal tax purposes.

For more information on the Virtus Global Multi-Sector Income Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the closed end fund section on the web at www.virtus.com.

Cusip: 92829B101

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NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information: Shareholder Services
(866) 270-7788 closedendfunds@virtus.com

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND DISCLOSES

SOURCES OF DISTRIBUTION – SECTION 19(a) NOTICE

Hartford, CT, June 18, 2015 – Virtus Global Multi-Sector Income Fund (NYSE: VGI) declared a distribution of $0.156 per share to shareholders of record at the close of business on June 11, 2015 (ex-date June 9, 2015).

The following table sets forth the estimated amounts of the current distribution, payable June 18, 2015, and the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	May 2015 (MTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.084	54.1%	$0.428	58.7%
Net Realized Short-Term Capital Gains	—	0.0%	0.024	3.3%
Net Realized Long-Term Capital Gains	—	0.0%	—	0.0%
Return of Capital (or other Capital Source)	0.072	45.9%	0.276	38.0%
Total Distribution	$0.156	100.0%	$0.728	100.0%

(1)	YTD February 2, 2015 to January 11, 2016. (The distribution paid on January 9, 2015 was reportable for tax on Form 1099 in 2014)

May 29, 2015
Average Annual Total Return on NAV for the period ended this month (2)	8.15%
Current Fiscal YTD Annualized Distribution Rate (3)	9.16%
Average YTD Cumulative Total Return on NAV (4)	7.38%
YTD Cumulative Distribution Rate (5)	3.82%

(2)	Average Annual Total Return on NAV is the annual compound return from the commencement of the Fund’s operations on February 23, 2012. It reflects the change in the Fund’s NAV and reinvestment of all distributions.

(3)	Current Fiscal YTD Annualized Distribution Rate is the cumulative distribution rate annualized as a percentage of the Fund’s NAV at month end.
(4)	YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the year to this month end, including distributions paid and assuming reinvestment of those distributions.
(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from the first day of the year to this month end as a percentage of the Fund’s NAV at month end.

Under the terms of the Fund’s Managed Distribution Plan, the Fund seeks to maintain a consistent distribution level that may be paid in part or in full from net investment income, realized capital gains, and a return of capital, or a combination thereof. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan. The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal tax purposes.

For more information on the Virtus Global Multi-Sector Income Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the closed end fund section on the web at www.virtus.com.

Cusip: 92829B101

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